Ex99-21

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATION
FILED 09:00 AM 09/14/1999
991382534 - 3096113

CERTIFICATE OF FORMATION

OF

TORO ENERGY OF OHIO - STATEWIDE, LLC

        This Certificate of Formation of Toro Energy of Ohio - Statewide, LLC (the "LLC") is being duly executed and filed by Paul Kaden as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et seq.).

        FIRST:  The name of the limited liability company formed hereby is Toro Energy of Ohio-Statewide, LLC.

        SECOND:  The address of the registered office of the LLC in the State of Delaware is:

CorpAmerica, Inc.
30 Old Rudnick Lane
Dover, Delaware 19901

        THIRD:  The name and address of the registered agent for service of process on the LLC in the state of Delaware are:

CorpAmerica, Inc.
30 Old Rudnick Lane
Dover, Delaware 19901

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 9th day of September, 1999.

                                                              /s/ Paul Kaden
                                                              PAUL KADEN,
                                                              an authorized person